AGREEMENT

This Agreement between Industri-Matematik International (IMI) and Lars-Goran Peterson (LGPE), personal ID number 450708-5431, has been made and entered into as follows:

1. Effective from May 1, 1997 a base salary of SEK 75,000 per month will be paid to LGPE

2. The pension-based salary amounts to SEK 915,000 per year effective from May 1, 1998.

3. Pension premiums shall be cost neutral towards the SPP/ITP plan for salaried employees.

4. LGPE is entitled within the framework of the ITP plan to discuss alternative pension plan solutions with The Company's insurance agent.

INDUSTRI-MATEMATIK INTERNATIONAL

---------------------------------                     970926
Stig Durlow                                           Date

The above Agreement is hereby accepted and agreed to:

---------------------------------                     970826
Lars-Goran Peterson                                   Date


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                                 Bonus Plan FY98
                               Lars-Goran Peterson

This document describes your bonus plan for FY98 (970501-980430)

The variable portion of your salary (the bonus) includes two components: (1) one which is tied to the company's total revenue, and (2) one which is tied to the company's pre-tax income, as defined below. In both cases, the reference is to the business activities of Industri-Matematik International Corp. (IMIC). Each of the targets are based on the information set forth in attachment 1.

The total bonus payable can vary from SEK 0 to SEK 600,000 with the target bonus set at SEK 300,000. The target bonus of SEK 300,000 is realized when the total revenue and pre-tax income targets are reached. (The total revenue target for IMIC is defined as US $ 85,000,000 and the pre-tax income target as US $ 11,267,000.)

The maximum bonus payable is SEK 600,000.

1.  The bonus relating to total revenue is paid as follows:


    Total revenue (USD)                         Bonus (SEK)
      74,375,000                                     0
      85,000,000                                  75,000
      95,625,000                                 150,000


The maximum bonus payable for this component is SEK 150,000.

2. The bonus relating to pre-tax income is paid as follows:


   Pre-tax income (USD)                        Bonus (SEK)
     8,450,250                                      0
    11,267,000                                   225,000
    14,083,750                                   450,000


The maximum bonus payable for this component is SEK 450,000.

Other terms and conditions:

- If Lars-Goran Peterson terminates employment during the budget year, no bonus is payable.

-   Vacation compensation is not accrued on bonus payments

- Should the company's budget be changed, especially as a result of a business acquisition or divestiture, then the calculations contained herein shall be changed in the corresponding month for that period for which the change applies.

    The bonus will be paid out after the company's annual financial statements have been audited and approved.

For Industri-Matematik International Corp.

------------------------------------------                 970926
Stig Durlow                                                Date

The above bonus plan is hereby accepted and agreed to:

------------------------------------------                 970926
Lars-Goran Peterson                                        Date